UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2026

Date of Report

(Date of earliest event reported)

TOFUTTI BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Newfield Ave., Suite H, Edison, New Jersey 08837
(Address of principal executive offices and zip code)

(908)272-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TOFB	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, the Registrant learned in February 2026 that the owner of our primary co-packer for our key products intended to close its plant effective July 31, 2026. The products produced by this facility accounted for approximately 80% of our sales for the year ended December 27, 2025.

We have been successful in reaching a co-packing manufacturing agreement with the new owner of the facility and manufacturing business. Our relations with him will commence on September 15th and will be under the same terms and pricing as we had with the previous owner. We believe that we have sufficient inventory to meet our requirements until the new relationship is initiated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2026	TOFUTTI BRANDS INC.
(Registrant)

	By:	/s/ Steven Kass
Steven Kass
Chief Executive Officer